UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

__________

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-35094	22-2715444
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3505 Newpoint Place, Suite 450
Lawrenceville, Georgia	30043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (770) 243-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On March 28, 2014, SED International Holdings, Inc. (“SED”) and its wholly owned subsidiary, SED International, Inc., sold all of the outstanding capital stock of Intermaco S.R.L., a limited liability company organized under the laws of Argentina, to individuals in Argentina for a purchase price of $1.00. Intermaco S.R.L. is the indirect subsidiary of SED that operates the company’s distribution business in Argentina. In connection with the transaction, SED also agreed to pay $410,000 to the purchasers’ broker on their behalf, conditioned on SED receiving the benefit of $310,000 in vendor credits.

The board of directors of SED determined that it was in the best interests of SED to dispose of the company’s distribution business in Argentina on these terms, as opposed to continuing to operate the business or winding-down and dissolving the business, due to the greater financial losses that would be expected to be incurred in connection with either of these alternatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Hesham M. Gad Chief Executive Officer

Date: April 3, 2014